Sub-Item 77Q1(a)

Twelfth Amended and Restated Declaration of Trust, effective February 18, 2015 and incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on April 23, 2015 (Accession No. 0001193125-15-144246).